Exhibit 10.1

August 28, 2015

BAM Administrative Services LLC
1370 Avenue of the Americas, 32nd Floor
New York, New York 10019
Attention:  Daniel Saks

RJ Credit LLC
250 West 55th Street, 14th Floor
New York, New York 10019
Attention:  David Steinberg

Blank Rome LLP
405 Lexington Avenue
New York, New York 10174
Attention:  Eliezer M. Helfgott, Esq.

Re:	Consent and Agreement

Dear Messrs. Saks and Steinberg:

Reference is made to that certain Note Purchase Agreement, dated March 7, 2014 (the “NPA”), by and among BRe BCLIC Primary, BRe BCLIC Sub (“BCLIC Sub”), BRe WNIC 2013 LTC Primary (“WNIC Primary”), BRe WNIC 2013 LTC Sub (“WNIC Sub”), Heartland Bank (“Heartland”) and RJ Credit LLC (“RJC”) (collectively, the “Purchasers”), BAM Administrative Services LLC, as agent for the Investors (the “Agent”), and PEDEVCO Corp. (the “Company”), pursuant to which the Company issued Senior Secured Promissory Notes to each of the Investors (collectively, but excluding the Heartland Note as defined below, the “Notes”).  On March 19, 2015, BRe WNIC 2013 LTC Primary transferred a portion of its Note to Heartland and the Company reissued a replacement note to Heartland (the “Heartland Note”).  On April 1, 2015, BRe BCLIC Primary transferred the entirety of its Note to Senior Health Insurance Company of Pennsylvania (“SHIP” and, collectively with the Purchasers and Heartland, the “Investors”).  Reference is also made to that certain Note and Security Agreement, dated April 10, 2014, as amended on February 23, 2015, issued by the Company to RJC (the “RJC Junior Note”).  To the extent not defined herein, capitalized terms shall have the meaning ascribed to them in the NPA.

Each of BCLIC Sub, WNIC Primary, WNIC Sub, SHIP and RJC (collectively, the “Original Investors”) hereby agree, subject to effectiveness of the Increased Rate (as defined below), to (i) defer until the Maturity Date, 12/17ths of the interest payments (and 17/17ths with respect to RJC only) otherwise due and payable by the Company to the Original Investors under the Notes on payment dates occurring during the six (6) month period of August 1, 2015 through January 31, 2016 (the “Original Investor’s Interest Deferral”), it being understood and agreed by the Company that 5/17ths of the interest payments otherwise due and payable by the Company to the applicable Original Investors under each of the Notes (except RJC, which shall receive no cash payment and shall defer 17/17ths of the interest payments) during such same period shall nonetheless be paid in cash on the first Business Day of each month in accordance with the terms of the Notes, and (ii) defer until the Maturity Date the mandatory principal payments that are otherwise due and payable by the Company to the Original Investors under the Notes on payment dates occurring during the six (6) month period of August 1, 2015 through January 31, 2016 (the “Original Investor’s Principal Repayment Deferral”).  RJC hereby agrees to defer until the Maturity Date, all interest payments otherwise due and payable by the Company to RJC under the RJC Junior Note on payment dates occurring during the six (6) month period of August 1, 2015 through January 31, 2016 (the “RJC Junior Note Interest Deferral”).

Consent and Agreement

For good and valuable consideration, the Investors and the Company hereby agree that (i) during the period commencing on July 1, 2015 through and including December 31, 2015 the interest rate under each of the Notes shall be increased by 2% to accrue at a rate of 17% per annum on all outstanding principal under the Notes together with all interest that is subject to the Interest Deferral (the “Increased Rate”) and (ii) on January 1, 2016, immediately following the end of the period commencing on July 1, 2015 through and including December 31, 2015 (the “Waiver Period”), the interest rate under each of the Notes shall return to 15% per annum, and the interest rate under the RJC Junior Note shall return to 12% cash pay per annum, but such interest shall continue to accrue on all outstanding principal plus all interest subject to the Original Investor’s Interest Deferral and RJC Junior Note Interest Deferral described above, as applicable.  For avoidance of doubt, nothing hereunder shall amend or otherwise modify the terms and conditions of the Heartland Note, which the Original Investors agree and acknowledge is being modified pursuant to a separate written agreement between Heartland and the Company on or about the date hereof (the “Heartland Amendment”).

Furthermore, on the date hereof and on a monthly basis hereafter, the Company shall prepare and deliver to RJC (or their agent) (i) a Monthly Budget (as defined below), in form and substance reasonably satisfactory to RJC at least five (5) business days prior to the commencement of each reporting month and (ii) such financial statements with respect thereto as Investors (or their agent) may reasonably request.  The Company shall comply with the budgeted expenses set forth in each Monthly Budget in all respects; provided, however, that a variance of less than ten (10%) percent with respect to the expenses, on an aggregate basis, as set forth in any Monthly Budget shall be permitted during the term of the Notes.  For purposes hereof, the term “Monthly Budget” shall mean each monthly cash flow forecast prepared by the Company, in form and substance satisfactory to RJC (or their agent), as updated from time to time with the consent of the RJC (or their agent), which Monthly Budget shall specify in detail all non-recurring expenses anticipated during such reporting month, as well as include all anticipated non-cash budget items.

As additional consideration of each Investors’ agreements as described herein, within thirty (30) days of August 1, 2015 (regardless of whether the Obligations under the Notes or the RJC Junior Note have been indefeasibly paid in full), and subject to NYSE MKT additional listing approval, the Company shall issue to each Investor (other than Heartland) a warrant (each, an “Initial Warrant”) with a three (3) year term (the “Term”) immediately exercisable during such Term at a price of $0.75 per share (cash exercise only) for a number of shares of common stock of the Company (the “Initial Warrant Shares”) calculated with respect to each Investor as follows:

A = B *	C
D

Where:

A =	the number of Initial Warrant Shares, rounded up to the nearest whole share
B =	1,200,000
C =	the aggregate total principal amount due under the Note(s) and/or RJC Junior Note held by the applicable Investor as of August 1, 2015 (the “Investor’s Principal”)
D =	the aggregate total principal amount due under all of the Notes and the RJC Junior Note held by all the Investors as of August 1, 2015 (the “Aggregate Principal”).

Consent and Agreement

As additional consideration of each Investors’ agreements as described herein, within thirty (30) days of February 1, 2016 (regardless of whether the Obligations under the Notes or RJC Junior Note have been indefeasibly paid in full), and subject to NYSE MKT additional listing approval, the Company shall issue to each Investor (other than Heartland) an additional warrant (each, a “Subsequent Warrant”) with the same Term and immediately exercisable during such Term at a price of $0.75 per share (cash exercise only) for a number of shares of common stock of the Company (the “Subsequent Warrant Shares”) calculated with respect to each Investor as follows:

E = ((F/0.75) – B) *	G
H

Where:

E =	the number of Subsequent Warrant Shares, rounded up to the nearest whole share
F =
the actual aggregate amount of the interest and principal payments deferred under the Original Investor’s Interest Deferral and Original Investor’s Principal Repayment Deferral under all Notes and the RJC Junior Note Interest Deferral under the RJC Junior Note under this letter agreement (the “Actual Deferral Total”).  In the event the Actual Deferral Total is less than or equal to the value of B (defined above), no Subsequent Warrant Shares shall be issuable.

G =	the Investor’s Principal (defined above)
H =	the Aggregate Principal (defined above)

The Initial Warrants and the Subsequent Warrants shall be issued pursuant to the form of Warrant attached hereto as Exhibit A.  The Company hereby agrees to use its reasonable best efforts to (i) obtain NYSE MKT additional listing approval with respect to the Initial Warrant Shares and issue the Initial Warrants no later than September 18, 2015, and (ii) obtain NYSE MKT additional listing approval with respect to the Subsequent Warrant Shares and issue the Subsequent Warrants as promptly as possible following the date that the number of Subsequent Warrant Shares is determined and to further provide the Agent upon its request all copies of all correspondence and other documentation submitted by the Company in support of its efforts to secure such listing approval of the Initial and Subsequent Warrant Shares (the “Listing Covenant”).  In the event that the NYSE MKT does not approve the additional listing of the Initial Warrant Shares and the Agent shall reasonably determine that the Company shall have failed to use its reasonable best efforts to satisfy the Listing Covenant above, an Event of Default under the NPA, the Notes and the RJC Junior Note shall automatically arise thirty (30) days following the Company’s receipt of written notice of such breach; provided that the Company shall not have cured such breach within such thirty (30) day period.

The Investors hereby consent and agree that neither the Original Investor’s Interest Deferral, the RJC Interest Deferral, the Original Investor’s Principal Repayment Deferral, the Heartland Amendment nor the RJC Principal Repayment Deferral as contemplated and described hereunder (or, with respect to the Heartland Amendment, as contemplated and described thereunder) shall give rise to a breach or an event of default under the NPA, the Notes, the Heartland Note, the RJC Junior Note, or any other Transaction Documents, or otherwise trigger any right to prepayment under the NPA, the Notes, the Heartland Note, the RJC Junior Note, or any of the other Transaction Documents.  Except as expressly described herein (and with respect to the Heartland Note, as expressly described in the Heartland Amendment), nothing contained herein shall (a) limit in any manner whatsoever the Company’s obligation to comply with, and each Investors’ right to insist on the Company’s compliance with, each and every term of each Note, the Heartland Note, the RJC Junior Note, the NPA and each other Transaction Document, or  (b) constitute a waiver of any event of default or any right or remedy available to any Investor, or of the Company’s or any other person’s obligation to pay and perform all of its obligations, in each case whether arising under the Notes, the Heartland Note, the NPA, the RJC Junior Note, or any other Transaction Document, applicable law and/or in equity, all of which rights and remedies howsoever arising are hereby expressly reserved, are not waived and may be exercised by Investors at any time, and none of which obligations are waived.

In the event the Company does not consummate either (i) the acquisition transaction contemplated pursuant to that certain Agreement and Plan of Reorganization, dated May 21, 2015 (as the same may be amended or supplemented, the “Acquisition Agreement”), by and among the Company, PEDEVCO Acquisition Subsidiary, Inc., Dome AB, and Dome Energy Inc. (the “Dome Transaction”), or (ii) an Alternate Transaction (as defined below) on or before February 1, 2016, unless the Company resumes full and prompt payment when due of all interest and principal repayments as required pursuant to the Notes, the Heartland Note and the RJC Junior Note, as applicable, commencing on February 1, 2016, then the Company agrees that it shall cooperate with the Investors in exploring opportunities to repay the Notes, the Heartland Note and the RJC Junior Note in full as soon as possible following February 1, 2016.  For purposes of this Consent and Agreement, an “Alternate Transaction” shall be any transaction approved by the Investors in their sole discretion as an acceptable alternative to the Dome Transaction.

Consent and Agreement

The Company hereby represents and warrants to the Agent and each of the Investors that on the date hereof and after giving effect to this Consent and Agreement, (i) each of the representations and warranties of the Company and the Subsidiaries in the NPA and the other Transaction Documents are and shall be true and correct in all material respects, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date and (ii) no Default or Event of Default has occurred and is continuing or will occur as a result of the consummation of this Consent and Agreement.

Company hereby further confirms and agrees, on behalf of itself and each of its direct and indirect subsidiaries, that all security interests and liens granted to Agent and Investors pursuant to the Transaction Documents continue in full force and effect and shall continue to secure the Obligations (as defined in the Security Agreement), including all liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing, under the Notes, the Heartland Note, the RJC Junior Note and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Investors as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time.

Subject in each case to any other prior and still effective intercreditor agreements among the Investors that relate to payment priority, each of the Investors hereby further agrees that on and after the occurrence of an Event of Default and/or in connection with the distribution of proceeds from the sale or transfer of all or substantially all of the assets or equity of the Company, all accrued and unpaid interest deferred by any Investor pursuant to the Interest Deferral shall be repaid in full prior to repayment of any other indebtedness of the Company held by any other Investor.

[Signature Pages Follow]

Consent and Agreement

Except as specifically set forth herein, all terms and conditions of the NPA, the Notes, the RJC Junior Note and other Transaction Documents shall remain in full force and effect.

Regards, /s/ Clark R. Moore Clark R. Moore Executive Vice President and General Counsel PEDEVCO Corp.

Consented and Agreed:

BAM ADMINISTRATIVE SERVICES LLC

By:  /s/ Daniel Saks

Name:  Daniel Saks

Title:  Authorized Signatory

Date:  August 28, 2015

SENIOR HEALTH INSURANCE COMPANY OF PENNSYLVANIA
By: B Asset Manager, LP, its investment manager

By:  /s/ Daniel Saks

Name:  Daniel Saks

Title:  Authorized Signatory

Date:  August 28, 2015

BRE BCLIC SUB

By:  /s/ David B.  Young

Name:  David B. Young

Title:  Vice President

Date:  August 28, 2015

BRE WNIC 2013 LTC PRIMARY

By:  /s/ David B.  Young

Name:  David B. Young

Title:  Vice President

Date:  August 28, 2015

Consent and Agreement

BRE WNIC 2013 LTC SUB

By:  /s/ David B.  Young

Name:  David B. Young

Title:  Vice President

Date:  August 28, 2015

RJ CREDIT LLC

By:  /s/ David Steinberg

Name:  David Steinberg

Title:  Authorized Signatory

Date:  August 27, 2015

HEARTLAND BANK ACKNOWLEDGES AND AGREES TO THE ENTRY INTO, AND PERFORMANCE IN ACCORDANCE WITH, THIS CONSENT AND AGREEMENT BY THE PARTIES SIGNING ABOVE:

HEARTLAND BANK

By:  /s/ Mark Hoffpauir

Name:  Mark Hoffpauir

Title:  CCO

Date:  August 27, 2015

Consent and Agreement

EXHIBIT A
FORM OF WARRANT